Exhibit 5.1

609 Main Street

Houston, TX 77002

United States

+1 713 836 3600

www.kirkland.com

   , 2024

Hornbeck Offshore Services, Inc.

103 Northpark Boulevard, Suite 300

Covington, Louisiana 70433

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to Hornbeck Offshore Services, Inc., a Delaware corporation (the “Company”), in connection with the proposed registration by the Company under the Securities Act of 1933, as amended (the “Act”), on a Registration Statement on Form S-1 (Registration No. 333-275939) initially publicly filed with the Securities and Exchange Commission (the “Commission”) on December 7, 2023 (as such registration statement is amended or supplemented, the “Registration Statement”) of (i)      shares of common stock, par value $0.00001 per share (the “Common Stock”), that may be offered by the Company (the “Primary Shares”) and (ii)      shares of Common Stock that may be offered by certain stockholders (the “Selling Stockholders”) of the Company (including shares that may be sold by the Selling Stockholders upon exercise of the underwriters’ over-allotment option, if any), which includes (A)      shares of Common Stock held by the Selling Stockholders (the “Secondary Shares”) and (B)      shares of Common Stock issuable by the Company upon exercise of warrants (the “Warrants”) held by the Selling Stockholders to purchase Common Stock (the “Secondary Warrant Shares” and, together with the Secondary Shares and the Primary Shares, the “Shares”).

In connection therewith, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company, including the form of Fourth Amended and Restated Certificate of Incorporation of the Company filed as Exhibit 3.3 to the Registration Statement (the “Certificate of Incorporation”) to be filed with the Secretary of State of the State of Delaware prior to the sale of the Shares; (ii) the Jones Act Warrant Agreement, dated September 4, 2020, between the Company and Computershare, Inc. and Computershare Trust Company, N.A., collectively as warrant agent, as amended by Amendment No. 1 to Jones Act Warrant Agreement, dated as of December 31, 2020 (as amended, the “Warrant Agreement”), filed as Exhibit 4.1 and Exhibit 4.2, respectively, to the Registration Statement; (iii) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among the Company, the Selling Stockholders and J.P. Morgan Securities LLC and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to the sale by the Company and the Selling Stockholders, as applicable, to the Underwriters of the Shares, filed as Exhibit 1.1 to the Registration Statement; (iv) minutes and records of the corporate proceedings of the Company with respect to the issuance and sale of the Primary Shares by the Company and (v) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company, and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

Austin  Bay Area  Beijing  Boston  Brussels  Chicago  Dallas  Hong Kong  London  Los Angeles  Miami  Munich  New York  Paris  Riyadh  Salt Lake City  Shanghai  Washington, D.C.

Hornbeck Offshore Services, Inc.

    , 2024

Based upon and subject to the assumptions, qualifications and limitations identified in this opinion, we are of the opinion that:

1.

when the Certificate of Incorporation is duly filed with the Secretary of State of the State of Delaware, the Primary Shares will be duly authorized, and, when the Registration Statement becomes effective under the Act, the final Underwriting Agreement is duly executed and delivered by the parties thereto and the Primary Shares are registered by the Company’s transfer agent and delivered against payment of the agreed consideration therefor, all in accordance with the final Underwriting Agreement, the Primary Shares will be validly issued, fully paid and nonassessable;

2.	the Secondary Shares have been duly authorized, validly issued and fully paid and are non-assessable; and

3.

the Secondary Warrant Shares have been duly authorized and, when issued and delivered by the Company upon exercise of the Warrants against payment of the exercise price therefor, all in accordance with the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

For purposes of rendering our opinions expressed above, we have assumed that (i) the Registration Statement remains effective during the offer and sale of the Shares, and (ii) at the time of the issuance of each Primary Share and each Secondary Warrant Share and the sale and delivery of each Share (x) there will not have occurred any change in law affecting the validity, legally binding character or enforceability of such Share and (y) the issuance of such Primary Share and such Secondary Warrant Share and the sale and delivery of such Share, the terms of such Share and compliance by the Company with the terms of such Share will not violate any applicable law, any agreement or instrument then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offer and sale of the Shares.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-1 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offering contemplated by the Registration Statement and shall cover such additional securities, if any, registered on such subsequent registration statement.

Very truly yours,